UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

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On April 8, 2022, Ventas, Inc. released the following press release.

Ventas Files Investor Presentation Highlighting Execution of Winning Strategy
to Drive Continued Long-Term Value for All Shareholders

Board has Overseen Exceptional 20+ Year Returns, Successful Portfolio Transformation,
Disciplined Capital Allocation, Ongoing Refreshment Program and Strong Recent Results

Urges Shareholders to Vote “FOR ALL” of Ventas’s Highly Qualified Directors on the WHITE Proxy Card

CHICAGO – April 8, 2022 – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its 2022 Annual Meeting of Stockholders, which is scheduled to be held virtually on April 27, 2022. The presentation is available at https://ir.ventasreit.com.

Highlights of the presentation include:

•	Ventas has delivered superior long-term TSR outperformance and is executing on a winning strategy with a diversified, high-quality portfolio
o	Ventas has delivered TSR of 23% YTD through March 25, 2022, building on the Company’s exceptional long-term annualized TSR of over 20% since December 31, 1999.
o	The Company has a track record of making disciplined, forward-thinking capital allocation decisions that have resulted in a competitively advantaged portfolio, and the Company is actively managing its portfolio to be in the most attractive areas of healthcare real estate.
o	Ventas took a number of operational actions during the COVID-19 pandemic to position itself to capitalize on the ongoing senior housing recovery, which is reinforced by powerful demographic demand.

•	Ventas’s Board comprises highly accomplished directors who are uniquely qualified to oversee continued positive momentum
o	The Board is led by highly experienced, independent directors with diverse and relevant skillsets to effectively oversee the ongoing execution of Ventas’s strategic plan, continued growth and capital allocation.
o	Thoughtful and ongoing refreshment has resulted in the appointment four new independent directors over the last three years and three long-tenured director retirements in the last four years, with each addition enhancing the Board’s targeted skillsets; 45% of the Board is diverse and two of three core committees will be chaired by women following the 2022 Annual Meeting.
o	The Board has a strong track record of shareholder engagement and incorporating feedback received from investors, including recent enhancements in the Company’s investor relations and executive compensation programs.
o	Ventas is an industry leader in ESG with best-in-class governance and sustainability programs and target of reaching net zero operational carbon by 2040.

•	Land & Buildings’ campaign is self-serving and not in the best interests of all Ventas shareholders
o	The Board carefully evaluated Land & Buildings’ nominee – its Founder and CIO Jonathan Litt – and determined he is not qualified for Board service; voting for Mr. Litt would risk the loss of important healthcare and operational expertise from the Ventas Board.
o	Land & Buildings is singularly focused on securing Board representation for Mr. Litt, but has offered no substantive ideas for Ventas.

The Ventas Board of Directors unanimously recommends that shareholders vote the WHITE proxy card “FOR ALL” of Ventas’s highly qualified directors. Ventas shareholders who need assistance in voting their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-9496.

Advisors

Centerview Partners LLC is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, to the Company.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the SEC, including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting. The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.

Contacts

Investors Sarah Whitford (877) 4-VENTAS	Media Andi Rose / Joseph Sala / Greg Klassen Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

On April 8, 2022, Ventas, Inc. released the following presentation:

Executing a Winning Strategy to Drive Long-Term Shareholder Value April 2022

2 2 Executive Summary Strong, Independent and Uniquely Qualified Board to Oversee Continued Positive Momentum Over our 20+ year history, Ventas has become one of the world’s foremost REITs and an accomplished S&P 500 company; we have curated a diversified, high-quality portfolio of >1,200 senior housing, life science, medical office and other healthcare properties We have a demonstrated track record of disciplined, forward-thinking capital allocation decisions and shifting our portfolio to the most attractive areas of healthcare real estate Ventas has delivered TSR of 23% YTD through March 25, 2022, building on the company’s exceptional long-term annualized TSR of over 20% since December 31, 1999 The pandemic presented a once-in-a-lifetime challenge for our business, which is nearly half comprised of senior housing; we responded to the crisis by prioritizing the safety of our 75,000 senior residents, supporting care providers and protecting our balance sheet We also took a number of operational actions to position Ventas to capitalize on the senior housing industry recovery now underway; while the pandemic continues to affect our business, we have posted operating performance in-line with or ahead of that of our largest competitor The Ventas Board is composed of highly accomplished directors that collectively oversee our strategy, growth and capital allocation Ongoing refreshment process demonstrated by appointment of four new independent directors in the last three years, with each addition enhancing our targeted skillsets; longstanding commitment to Board diversity, with 45% of directors female or ethnically diverse and two of three core committees to be chaired by women following the 2022 Annual Meeting Board has overseen robust, multi-year shareholder engagement program, including evolving investor relations and executive compensation program to incorporate feedback Industry leader in ESG, with best-in-class governance and sustainability programs and target of reaching net zero by 2040 The Board evaluated the candidacy of Jonathan Litt alongside that of other individuals as part of our recent Board refreshment process; we determined that Mr. Litt does not possess a skillset that would enhance the Board, and he did not compare favorably to other candidates that the Board considered Land & Buildings has offered no substantive ideas for Ventas and only owns 0.2% of our shares; it is singularly focused on securing Board representation for Mr. Litt, not advancing the best interests of all shareholders Track Record of Superior Long-Term TSR Outperformance, Despite Severe and Ongoing Impact of the COVID-19 Pandemic Land & Buildings’ Campaign Not in Best Interest of All Shareholders

3 Ventas Snapshot & Pandemic Performance

Ventas Is a Leader in Healthcare and Real Estate

VENTAS®

☑ Ventas is an S&P 500 company and one of the world's foremost REITs; we operate at the intersection of two powerful and dynamic industries – **healthcare** and **real estate**

☑ Our team has a 20+ year track record and today oversees a diversified portfolio of over 1,200 properties

Senior Housing Communities

- 47% of Portfolio(1)
- ~75,000 seniors
- >50,000 front-line workers
- Providing quality of life for seniors in independent living, assisted living and memory care facilities

Atria · Brookdale Senior Living · Sunrise

Medical Office Buildings

- 22% of Portfolio(1)
- ~14,000 providers
- ~27 million patient visits annually
- Supporting nation's leading not-for-profit and for-profit healthcare systems, physicians and patients

AdvocateAuroraHealth · Sutter Health · Ascension · Providence St. Joseph Health

Life Science, Research and Innovation Centers

- 10% of Portfolio(1)
- >17 top-tier research universities
- 5 of top 6 life science clusters
- Cutting edge research to advance treatments and cures for clinical conditions

UC Davis · Penn · Yale · Drexel · Johns Hopkins University · Washington University in St. Louis

Hospitals and Other Healthcare Facilities

- 19% of Portfolio(1)
- >6,500 beds
- >1.5 million patient days annually
- Serving critical health care needs, including COVID care

Ardent Health Services · Kindred

A SNAPSHOT OF SUCCESS(2)

20+ Years of Operation	**20%+** Annualized TSR Since December 31, 1999(3)	**$37.5B** Enterprise Value	**BBB+** Credit Rating
>1,200 Properties	**28M** Square Foot Office Portfolio(4)	**>$5B** Assets Under Management in the Ventas Investment Management (VIM) Platform	**$3.7B** 2021 Investment Activity

(1) Reflects portfolio concentration based on Annualized Adjusted NOI as of December 31, 2021, which represents an annualized result of a period's Reported Segment NOI excluding (i) Reported Segment NOI not attributable to owned real estate or loan investments, (ii) Reported Segment NOI related to the non-controlling interest of consolidated real estate entities and (iii) the annualizing impact of certain non-recurring or out-of-period items, and including (x) the effects of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period, (y) the expected leased-up impact of recently completed developments and (z) Ventas's share of Annualized Adjusted NOI related to nonconsolidated real estate entities.
(2) Information as of March 25, 2022.
(3) Represents the period beginning December 31, 1999 and ending March 25, 2022. Ventas stock price adjusted historically for spin-off of Care Capital Properties, Inc. on August 17, 2015.
(4) Inclusive of Life Science, R&I developments underway.

4

Ventas Owns a Superior, Better Positioned Portfolio of Assets, Cultivated Over Two Decades of Thoughtful Capital Allocation

VENTAS®

1999 to 2009
Restructure, Diversify & Grow Our Portfolio

- Navigated bankruptcy of our sole tenant; market capitalization of <$200M in March 2000
- Added SHOP, Senior Housing NNN, Medical Office Buildings and Loans

Kindred Healthcare · Brookdale Senior Living · Sunrise Senior Living

Late 2000s to Today
Significant Expansion in Medical Office Buildings

- Acquired Lillibridge Healthcare Services in 2010
- Continued to grow in MOBs in subsequent years, driving ~$2.5B in value creation

Lillibridge – A Ventas Company

Late 2000s to Today
Continued Growth In Senior Housing

- Ongoing investment in Senior Housing, pivoting toward independent living
- Acquired Atria Senior Living in 2011, Le Groupe Maurice in 2019 and New Senior in 2021

Atria Senior Living · Le Groupe Maurice · New Senior Investment Group

2015
Exit of Skilled Nursing

- Exited our skilled nursing facility portfolio via 2015 spin-off of CCP at attractive valuation

Care Capital Properties

2015 to Today
Expansion in Health Systems

- Acquired hospital leader Ardent Health Services in 2015

Ardent Health Services

2016 to Today
Entered Life Science, Research & Innovation

- Acquired university-affiliated Life Science assets of Wexford in 2016
- Subsequent growth, including through GIC JV and VIM third-party capital platform
- Delivered $2-3B in value creation

Wexford Science + Technology

2022 & Onwards
Capitalizing on Post COVID-19 Recovery

- Robust senior housing demand expected
- External growth momentum expected
- $1.1B of Life Science, R&I and Le Groupe Maurice developments underway

2015 – Present: Portfolio Transformation(1)



Q1 2015
29% Senior Housing Operating
18% Medical Office
7% IRFs and LTACs
24% Senior Housing- NNN
1% Other
4% Loans
18% Skilled Nursing



Q4 2021
10% Life Science, Research & Innovation (R&I)
31% Senior Housing Operating
22% Medical Office
16% Senior Housing- NNN
2% Loans
9% IRFs and LTACs
1% Skilled Nursing
8% Health Systems
1% International Hospitals

(1) Reflects portfolio concentration based on Annualized Adjusted NOI.

5

6 6 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 0 100 200 300 400 500 600 700 800 900 Jan-20 Jun-20 Nov-20 May-21 Oct-21 Mar-22 Pandemic Presented a Life-and-Death Challenge for Ventas’s 75,000 Senior Residents Source: Company materials, FactSet and Centers for Disease Control as of March 25, 2022. Initial Waves Delta Omicron Vaccine Rollout . Prioritized health and safety for 75,000 elderly residents and their caregivers in senior housing communities, as well as physicians, patients, doctors, nurses, employees, tenants and partners .. Sourced scarce personal protective equipment (PPE) early in the pandemic .. Partnered with Mayo Clinic to provide free COVID testing for seniors and caregivers; have administered 200,000+ tests to date .. Supported rapid roll-out of vaccines in our senior living communities commencing in January 2021 .. Provided space in MOBs for COVID clinical uses, in partnership with hospitals .. Served as an industry advocate with CMS and HHS, resulting in financial support for senior living communities at a time of immense pressure on the industry U.S. Seven-Day Avg. COVID-19 Impact Actions Taken By Ventas Cases ( 000 s) Deaths Cases Deaths

7 7 $0 $20 $40 $60 $80 Jan-20 Jun-20 Nov-20 Apr-21 Oct-21 Mar-22 75.0% 80.0% 85.0% 90.0% Jan-20 May-20 Oct-20 Feb-21 Jul-21 Dec-21 $30 $12 $2 $156 $160 $107 $105 $119 $95 $93 $85 $84 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Outsized Impact of COVID-19 on Our Senior Housing Business, With Impact Persisting to Today Ventas Stock Price SHOP Quarterly NOI ($M)(1) SHOP Monthly Occupancy $63 $58 $63 $17 Reflects 4Q21 comparable pool of 353 assets Total includes HHS funds 88.2% Ventas’s share price dropped 73% at the start of the pandemic Reflects 4Q21 comparable pool of 353 assets Pandemic Impact Pandemic Impact Pandemic Impact Source: Company materials and FactSet as of March 25, 2022. (1) A reconciliation of SHOP NOI to the most directly comparable GAAP measure is included on page 45 of this presentation

8 8 15% (1%) (19%) (21%) (22%) (23%) (25%) 29% 17% 4% (1%) (1%) (11%) Senior Housing and Skilled Nursing REITs Dramatically Affected by the Pandemic REITs with Significant Senior Housing / Skilled Nursing Portfolios Selected Other REIT Sub-Sectors Q4’19 to Q4’21 Change in Normalized FFO Industrial Digital Apartment Strip Center Office Source: Company filings, Green Street and FactSet as of March 25, 2022. Note: Selected other REIT sub-sectors weighted by market capitalization as of March 25, 2022. Digital includes Tower and Data Center. MOB / Life Science

9 9 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1Q16 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 Ventas and Its Largest Competitor Experienced Similar COVID Headwinds, With Ventas Leading the Rebound Indexed Normalized FFO per Share – 1Q16 to 4Q21(1) Strong Recent SHOP Results 4Q21 Same-Store NOI Growth(2) Avg. Occ. Virtually identical FFO per share path since Ventas’s spin- off of CCP in 2015 Since pre-pandemic (Q4’19 to Q4’21), Ventas normalized FFO per share down (22%) vs. Welltower down (21%) Ventas meaningfully outperformed Welltower in SHOP in Q4’21, with fundamentals inflecting upward as pandemic abates Source: Company filings. (1) Reflects Normalized FFO per Share as reported by each of Ventas and Welltower. A reconciliation of Normalized FFO per Share to the most directly comparable GAAP measure is included on page 46 of this presentation. Our definition of Normalized FFO per Share may not be comparable to similarly titled measurements reported by Welltower. (2) Reflects supplemental same-store NOI, excluding HHS Grants. 4Q21 vs. 4Q20 83.4% (3.6%) (9.3%) 77.9% +200bps +90bps Occ Δ 4Q21 vs. 3Q21 (0.9%) (4.7%) +110bps +140bps 83.3% 77.9% Land & Buildings's FFO Analysis Ventas: $0.73 Welltower: $0.83 4Q21 Ventas: $0.93 Welltower: $1.05 4Q19 Ventas: $1.04 Welltower: $1.13 1Q16 .. Land & Buildings mislabels its VTR-WELL 10-year FFO comparison as a "trailing" view but uses forward-looking 2022E consensus estimates, rather than 2021 actual results .. Land & Buildings also failed to account for Ventas' spin-off of Care Capital Properties (CCP) – 2015 separation of $4.5bn enterprise value business; materially affects the base in the 10-year FFO comparison .. When correcting for these two errors, Ventas’s normalized FFO per share has performed in-line with or ahead of Welltower during the period – 20pp better over 10-year time horizon

We Took Decisive Actions to Protect the Company During the Pandemic and Position It for Growth Thereafter

VENTAS®

Took necessary actions in 2020 to manage our business through a once-in-a-lifetime crisis in the senior housing industry…

Action	Details	Action	Details
Dividend Reduction	• Cut our dividend by 43% in June 2020 • Reduction in quarterly payout from $0.7925 to $0.45 preserved $130M in capital per quarter • Today have the strongest dividend coverage among peers	**CapEx Reductions**	• Proactively reduced 2020 capital expenditures by $0.3B to ~$0.5B, much of which was funded with committed financing
G&A Rationalization	• In June 2020, carried out reduction in force affecting over 25% of corporate positions • Reduced executive base salaries by 10-20% in 2020 • Savings of $30M in SG&A expense vs. 2019 baseline	**Accessed the Debt Markets**	• Raised $0.5B of senior notes and drew down revolving credit facility early in the pandemic • Credit facility was paid down in summer 2020 as capital markets stabilized
NNN Lease Restructurings	• Addressed ~90% of pre-pandemic senior housing NNN NOI through transitions, asset sales and lease reductions • Most notably, in July 2020 announced mutually agreeable lease modification with our largest tenant Brookdale, receiving $235M in consideration and upside benefits	**GIC Joint Venture**	• Announced in Nov. 2020 a joint venture with GIC, with Ventas contributing a $930M Research & Innovation development pipeline and GIC taking a 45% interest • Structure increases diversification of capital sources while preserving majority ownership and upside participation

…and in 2021 to position our business to participate in the powerful industry recovery now underway

Action	Details	Action	Details
Accessed the Debt Markets	• To manage interest rate risk, Ventas raised over $1.1B in new bonds in the U.S. and Canada • Including a 10-year offering with a coupon of 2.5%, the best 10-year healthcare REIT issuance in 2021	**Capital Recycling**	• In 2021, booked $1.2B in asset dispositions and loan repayments, enhancing our portfolio quality • Used proceeds to reduce near-term maturities by $1.1B
Raised Equity	• Issued $1.4B of equity in 2021 • Includes $0.6B under at-the-market equity offering program and $0.8B to shareholders of New Senior Investment Group, which we acquired in September 2021	**GIC Joint Venture**	• Continued to use our GIC joint venture to accelerate investment in value-creating Life Science investments • Numerous projects under development, including marquee $0.5B UC Davis project

10

Ventas's Long-Term TSR Outperformance, With Recent TSR Leading the Recovery; In-Line Medium-Term TSR Impacted by Pandemic

VENTAS®

Total Shareholder Return

2022 Year-to-Date	One-Year	Three-Year Annualized	Five-Year Annualized	Ten-Year Annualized	Since 1999 Annualized[1]
YTD Top performer of the 16 constituents in the Nareit HC Index	**One-Year** Outperformance driven by strong senior housing recovery currently underway	**Medium-Term** Modest underperformance in medium-term periods driven by the severe and outsized impact of the COVID-19 pandemic on senior housing, which comprises roughly half of Ventas's portfolio			**Since 1999** Exceeds Nareit HC Index, as well as MSCI U.S. REIT Index's annualized figure of 11% and S&P 500's 7%



+23%
+5%
VENTAS
Nareit HC Index
+21%
+15%
VENTAS
Nareit HC Index
+4%
+6%
VENTAS
Nareit HC Index
+4%
+7%
VENTAS
Nareit HC Index
+7%
+8%
VENTAS
Nareit HC Index
+20%
+14%
VENTAS
Nareit HC Index

Source: FactSet as of March 25, 2022.
(1) Annualized TSR since December 31, 1999.

11

12 12 Earnings Estimates vs Actual Results Normalized FFO per Share Performance vs. Consensus Normalized FFO per Share Performance vs. Guidance(1) Source: Company filings and FactSet. (1) Reflects midpoint of final guidance range for each time period presented. Annual but not quarterly guidance provided in FY18 and FY19. Guidance not provided in FY20. Quarterly but not annual guidance provided in FY21. +$0.02 +$0.02 +$0.03 +$0.04 +$0.01 +$0.04 FY18 FY19 1Q'21 2Q'21 3Q'21 4Q'21 +$0.04 +$0.06 +$0.02 +$0.01 +$0.03 +$0.02 +$0.02 +$0.01 +$0.08 +$0.03 +$0.03 +$0.10 +$0.01 +$0.02 – +$0.02 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 Normalized FFO per Share Performance vs. Consensus

13 13 Ventas has the right team… “The company shifted its portfolio recently, expanding MOB and Life Science assets, restructuring senior living, exiting skilled nursing and growing the third-party management business, all of which were enhanced by the $3.7 billion investments in 2021.” – Stifel, 7 March 2022 … taking the right actions... … and clearly communicating... … to capture the upside of the market recovery and drive shareholder value “We walked away from 4Q with greater conviction in SHOP’s recovery with stronger-than-expected pricing helping offset agency cost pressures that should moderate.” – BMO Capital Markets, 11 March 2022 “While ultimately execution will be the main driver of performance going forward – we commend VTR on its improved disclosure and earnings release format, which will help the investment community better understand and analyze the business.” – Citi, 17 February 2022 “With estimates largely reset, we continue to see attractive upside in the stock (without needing to assume the multiple discount to peers returns to historical levels) through (1) improved pricing power and robust lead volumes; (2) lower contract labor usage/cost potentially serving as a deflationary offset to rising expenses; and (3) the fragmented industry continuing to provide accretive acquisition opportunities.” – Baird, 15 December 2021 “We continue to believe VTR is well positioned to benefit from the ongoing seniors housing recovery that should drive strong, accelerating earnings growth in 2022 and 2023 … However, the seniors housing recovery should accelerate in the Spring / Summer offset by elevated operating expense pressures that should moderate in 2H22 and 2023.” – RBC Capital Markets, 8 March 2022 “VTR is a longer-term value play on senior housing – with upside in its operating segment via REVPOR growth. This is balanced by ongoing strength in its life science segment and steady MOB business.“ – Mizuho, 20 January 2022 “We are upgrading VTR… Our upgrade reflects our positive outlook on accelerating senior housing fundamentals. We like VTR’s expanded disclosures and change to how it reports earnings (post market close).” – Bank of America, 11 March 2022 “Ventas has a battle-tested management team, with a high-quality, diversified portfolio. As COVID fades, we have gained increased conviction in the senior housing recovery with accelerating demographic driven demand and moderate supply. External growth accretion should also improve with a stronger cost of capital.” – BMO Capital Markets, 11 March 2022 Analysts Recognize Our Progress and Momentum Note: Permission to use quotations neither sought nor obtained. Emphasis in blue font added by Ventas.

14 Ventas’s Diversified Portfolio and Capital Allocation Track Record

15 15 Clearly Articulated Capital Allocation Priorities Our Leading Portfolio Provides Significant Opportunity for Growth Medical Office 10% of $3.7B 309 Buildings 22% Annualized Adjusted NOI Life Science, R&I 20% of $3.7B 43 Centers 10% Annualized Adjusted NOI Senior Housing 70% of $3.7B 819 Communities 47% Annualized Adjusted NOI $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 >$3B Annual Average 2011-2021 Strong Track Record of External Investment Historical Acquisition Volume Experienced investments team, broad relationships and processes with long track record of significant external growth $3.7B 2021 Announced Investment Activity $1.4B Ongoing development principally in Life Science, R&I and Canadian senior housing markets ~$1B Forward pipeline of Life Science, R&I projects

16 16 Track Record of Forward-Thinking Capital Allocation Decisions Early Investment in MOBs Exited SNFs at High Valuation to Invest in Life Science at Nascent Stage Strong Growth in Ventas Investment Management (VIM) Investment in Independent Living .. Established in Q1’20, VIM is our platform for managing third-party capital with our enterprise-wide asset and property management teams .. Ventas co-invests at least 20% in each private capital venture and receives an attractive stream of recurring management fees and promotes .. Anchored by our $3.3B AUM Life Science & Healthcare Real Estate Fund, which is focused on high quality, low cap rate assets in highly desirable cluster markets; despite pandemic-era launch, it is among the most successful first-time sponsor funds in real estate .. Grown VIM AUM to >$5B today from $1.6B in Q1’20(1) .. Top investment priority today is senior housing, which we believe is poised for a powerful post-pandemic recovery and will benefit from favorable demographics .. Continuing our ongoing strategy to tilt our portfolio toward Independent Living (IL), which has higher margins, lower labor intensity and a longer average length of stay; thesis recently proving out given severe economy-wide labor headwinds .. +27pp mix shift in our SHOP portfolio toward IL from Q2’19 to Q4’21, most notably through our acquisition of New Senior Investment Group for $2.3B in Sep. 2021 .. Followed acquisition of Le Groupe Maurice for C$2.4B in Sep. 2019 .. Exited our skilled nursing facility (SNF) portfolio in 2015 via a spin-off before sector encountered turbulence in the late 2010s which persists to today .. Identified Life Science as a highly attractive white space for Ventas and, in 2016, acquired the university-affiliated assets of Wexford from Blackstone for $1.5B .. Since then, we have delivered numerous marquee developments, entered key Life Science cluster markets and diversified our sources of capital through establishment of our JV with GIC and launch of VIM .. Today Life Science is among the most sought-after areas in commercial real estate; we estimate we have created ~$2-3B of value for our shareholders .. In the late 2000s, identified Medical Office Buildings (MOBs) as an attractive area for expansion; acquired Lillibridge Healthcare Services in 2010, step-changing our MOB portfolio from 59 to 154 assets .. Today Ventas owns 309 MOBs comprising 22% of NOI .. Ventas has created ~$2.5B of value for our shareholders, with MOB values up 70% over the past decade; sector proved highly attractive in COVID given its stable and growing cash flows .. Strong outlook from aging population and as site of care continues to shift toward outpatient settings Our capital allocation decisions continuously re-weight our portfolio to the most promising areas of healthcare real estate Source: Company materials and FactSet. (1) Includes unfunded commitments, developments underway and gross asset value.

Senior Housing – Decisive Operational Actions Position Ventas for Value Creation

VENTAS®

New Leadership

- **J. Justin Hutchens** appointed as Executive Vice President, Senior Housing in March 2020
- Proven senior housing leader with operating experience and deep industry relationships
- *"Management laid out a game plan for improving senior housing performance…Mr. Hutchens has a strong background in operations… We believe this to be a solid addition at the right time."* – Wells Fargo, 20 February 2020(1)



Resolutions & Transitions

- Executed lease resolutions supporting mutually beneficial financial and operating terms
- Transitioned various portfolios to new operators / management structures

300+ Assets

10+ Operators

HOLIDAY · SINCERI Senior Living · BROOKDALE

Acquisitions & Developments

- Acquired over 100 assets with favorable market exposure and attractive physical characteristics
- Partnered on several completed & in-progress development projects with high-quality managers
- Emphasis on high margin, lower labor cost IL model with high occupancy ceiling and longer length of stay

~120 Assets ***8 Operators***

~$3B Acq. Volume

~5% Initial Yield

LE GROUPE MAURICE · New Senior · HAWTHORN SENIOR LIVING

Dispositions

- Enhanced portfolio via completed sales of smaller scale, non-strategic assets
- Selectively pursuing sale of specific non-core communities

50+ Assets

10 Operators

$620M Sold

CONCORDIS · SRG · FRONTIER

Completed an array of portfolio-enhancing actions over the past two years

(1) Permission to use quotation neither sought nor obtained.

17

Senior Housing – Strongly Positioned Portfolio With Advantaged Assets and Operators in Attractive Markets

VENTAS®

Competitively Advantaged SHOP Assets

Advantaged Assets in High Barrier Markets[1]

- **~90%** near premium retail or high traffic locations[2]
- **2.4x** higher home value vs. U.S. average[3]
- **1.5x** higher household income vs. U.S. average[3]
- **~60%** of SHOP Ann. Adj. NOI[4]
- **~40%** of SHOP by assets


Atria West 86
New York, NY


LGM La Cité des Tours
Saint-Jean-sur-Richelieu, Quebec


Holiday Birch Heights
Derry, NH


Sunrise at La Costa
Carlsbad, CA

Capital Investment Strategy Underpinning Portfolio Quality

Data-Driven Allocation Framework
Granular submarket analytics inform investment decision making

Coordinated Project Execution
Delivery supported by on-site visits, bespoke diligence and closer operator alignment

High-Impact Prioritization
Customer-facing upgrades enhance overall community appeal, among resident & staff

Leading Stable of Senior Housing Operators

- Ventas has a diverse stable of 38 distinct senior housing operator / tenant relationships
  - Diversity of geography, product type, price point
  - Consistent communities per operator ratio with Welltower
- Anchored by best-in-class partners Atria Senior Living, Le Groupe Maurice and Sunrise Senior Living
- Supported by regional operators with local market expertise and focus
- The Company has recently added new senior housing operators through acquisition and transition, including:
  - Through acquisition, added Hawthorn Senior Living, Watermark Retirement Communities, Grace Management and Merrill Gardens Senior Living
  - Transitioned assets to Sinceri, Sodalis, Discovery
  - Expanded relationships with Senior Lifestyle, Priority Life, and Sonida
- "Right Asset, Right Market, Right Operator™" the foundation stone of portfolio and operator composition
  - Supported by Ventas Operational Insights ("Ventas OI™"): the data and operational analytics active asset management platform formally launched in 2022

Note: Reflects 4Q21 supplemental reporting owned asset scope.
(1) High barrier markets primarily reflect top coastal markets and Canada.
(2) Reflects U.S. scope only.
(3) Reflects median value for U.S. scope only.
(4) Based on 4Q21 annualized adjusted NOI per supplemental reporting.

18

19 19 Compelling Industry Supply and Demand Trends Increased Exposure to Lower Labor, Higher-Margin IL Business and Strong Canadian Market3 14% 86% 2Q19 Senior Housing – Supported by Favorable Demographic and Supply-Demand Fundamentals U.S. 80+ population anticipated to grow by 17%+ through 2025 Supply levels remain depressed and significantly lower than prior 2017 peaks U.S. 80+ population1 5M 7M 9M 11M 13M 15M 17M 19M 21M +7.5% growth +17.4% growth 5-Years Post Financial Crisis 5-Years Post COVID Senior housing new starts2 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 1Q11 3Q11 1Q12 3Q12 1Q13 3Q13 1Q14 3Q14 1Q15 3Q15 1Q16 3Q16 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (52%) from 4Q17 peak 25% 75% 4Q21 32% 51% 17% 2Q19 59% 32% 9% 4Q21 +27% mix shift toward higher-margin IL portfolio ~32K Units (Pro Forma) +11% mix shift toward Canada, providing exposure to outsized population growth and high occupancy sector CAN US SHOP unit mix by country SHOP unit mix by acuity IL AL MC (Pro Forma) ~32K Units ~62K Units ~62K Units Note: Includes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company's expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission. (1) Population estimates from the Organization for Economic Co-Operation and Development (OECD). (2) 4Q21 NIC Data for Top 99 (Primary and Secondary) Markets and for the Senior Housing sector. (3) Scope excludes sold assets, Assets Held for sale.

Senior Housing – Early Stages of a Powerful Recovery

VENTAS®

Opportunity to Return to Previous NOI Level[1]

Reflects 4Q21 comparable pool of 353 assets



$156M
$90M
$82M
4Q19
4Q20
4Q21

$296M annualized opportunity as of 4Q21 to return SHOP same-store NOI[3] to pre-pandemic level

Sizable NOI Margin Opportunity[1]

Reflects 4Q21 comparable pool of 353 assets



30.2%
19.7%
17.8%
4Q19
4Q20
4Q21

~75% of SHOP same-store NOI loss driven by revenue deterioration; sizable margin improvement opportunity

SHOP NOI Recapture Opportunity[2]



Occupancy
80%
$520M
~$300M
~$100M
Occupancy
~88%
~$900M
4Q21 Annualized NOI
SHOP Same-Store NOI Recovery Opportunity
Incremental SHOP NOI Opportunity from Previously Completed Transitions, Acquisitions & Developments
Post-COVID SHOP Portfolio NOI Recovery Opportunity
Reported 4Q21 NOI excluding HHS grants x 4
Annualized SHOP same-store NOI assuming return to 4Q19 levels
Incremental SHOP NOI assuming these properties reach stabilized levels[3]

Incremental growth potential from favorable supply / demand levels expected to be better than pre-COVID

Opportunity for pricing to improve versus current strong levels as occupancy increases

Incremental Occupancy Growth Opportunity Above Pre-COVID

+400bps Additional potential occupancy growth to pre-COVID peak of ~92%

+17.4% Expected U.S. 80+ population growth from 2020-2025

(52%) Lower construction starts[4] in 4Q21 vs. previous peak in 4Q17

Note: The Company's expectations regarding future performance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company's expectations depending on factors discussed herein and in the Company's filings with the Securities and Exchange Commission.
(1) Excludes HHS Grants.
(2) Excludes sold assets, assets held for sale and HHS Grants.
(3) Stabilized Transition, Acquisition and Development NOI levels reflect pre-COVID NOI for acquisition & transition properties and underwritten stabilized NOI for development properties.
(4) 4Q21 NIC Data for Top 99 (Primary and Secondary) Markets and for the Senior Housing sector.

20

21 21 Ventas’s Leading National Medical Office (MOB) Portfolio Medical Office (MOB) – Leading National Platform Hospital + Health System Affiliations ~160 Ann. Adj. NOI (22% VTR) $374M States 31 Outpatient Sq. Ft. 18M MOBs 311 ~18M sq. ft. of MOB space across 32 states, serving over 13,800 physicians and attracting more than 27M patient visits each year Early Entry into MOB Space 96% 72% 88% Affiliated with Health System or Hospital Investment Grade Sq. Ft. On-Campus CT GA UT NC WA OR MT AZ CO NM ND SD NE KS OK TX MN IA MO WI KY MS NY PA AR VT NH NJ DE MD DC CA NV VA WV OH IN IL LA AL FL ME MI TN SC ID WY MA RI Historical Commercial Property Price Index 1 0 20 40 60 80 100 120 140 160 180 200 220 2005 2007 2009 2011 2013 2015 2017 2019 2021 VTR completed >$2.5B of MOB acquisitions between 2010 - 2012 (1) Historical Medical Office Commercial Property Price Index from Green Street Advisors; average of twelve months in respective year.

22 22 % of Total Ann. Base Rent Tenant Credit Yale University 8% AAA University of Pennsylvania 7% AA+ Wake Forest University 7% AA Brown University 4% AA+ Remaining Tenants 74% 100% 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2015 2016 2017 2018 2019 2020 2021 Total Life Science SF 1030 Mass SSF Portfolio Establish Ventas Fund Pitt Phase I 6.75% cap rate 10M SF ASU 4220 Duncan 7.0% cap rate Life Science, Research & Innovation (R&I) – Exciting, Market- Leading Platform Supporting Major Research Universities 10M Sq. Ft. Including Developments Underway >17 Campuses Top Tier Research Universities 5 of Top 6 Life Science Clusters .. Life Science, R&I 4Q21 occupancy ending at 94% due to continued strong demand for life science space .. Previously announced $1B Life Science, R&I development pipeline, comprising 1.4M sq. ft. across five buildings affiliated with University of Pennsylvania, Drexel University, University of Pittsburgh and Arizona State University, which have been recently completed or are currently under construction and are 85% leased or committed Life Science Portfolio Now Spans 10M Sq. Ft……With Excellent Tenant Credit … Across Leading, Groundbreaking Institutions… Substantially all Ventas university partners are leaders in their fields and in the 95th percentile of NIH funding

23 Strong, Independent and Uniquely Qualified Board to Oversee Continued Momentum

24 24 5 6 1 4 6 • A range of tenures, balancing continuity with fresh perspectives • Strong healthcare, real estate/REIT, finance and public policy experience • Robust ongoing board refreshment, board development and effective director succession planning process — 4 independent directors added within the last 3 years • 45% of the board is diverse by gender or ethnicity • Committed to transparency: providing diversity information in addition to skills and experience • Board level oversight of Corporate Responsibility, ESG and Human Capital Management 45% Diverse 91% Independent 60.4 years avg. age 8 years avg. tenure Gender & Ethnic Diversity Independence Age Tenure 4 2 1 10 Women Ethnically Diverse Independent Non-Independent <1-5 years >5-15 years >15 years 50s 60s Experienced and Diverse Board

25 25 Ongoing and Thoughtful Board and Committee Refreshment Glenn Rufrano retirement Sean Nolan Life Sciences Marguerite Nader REITs Michael Embler Investor Maurice Smith Healthcare Jay Gellert to retire at 2022 AGM Four New Independent Directors Appointed in the Last Three Years Replacing Three Retiring Directors Richard Gilchrist retirement Recent Committee Chair Actions • Matthew Lustig as new Chair of Investment Committee in 2021 • Roxanne Martino as new Chair of Compensation Committee in 2021 • Melody Barnes as new Chair of Nominating and Corporate Governance Committee as of 2022 AGM 2018 2019 2020 2021 2022

26 26 Appointment of Michael Embler Demonstrates the Board’s Rigorous Process Building on Board’s ongoing multi-year refreshment process: Michael Embler fits identified criteria: 20-year career as institutional investor (CIO of Franklin Mutual Advisers overseeing $85B in AUM) Proven track record serving on boards of publicly traded companies (20+ years public board experience and has served on 8 public boards) Prior experience within healthcare (director at Kindred Healthcare, healthcare company specializing in long term acute care hospitals, inpatient rehab facilities and behavioral health hospitals) Prior experience investing in REITs (Franklin Mutual) and as REIT director (Taubman Centers) Certification in Environmental Conservation and Sustainability from Earth Institute Center for Environmental Sustainability Public company institutional investing experience Significant public company board experience Healthcare sector experience REIT sector experience ESG experience Board’s criteria focused on candidates with: Board continued its regular refreshment in late 2021 and early 2022 Identified candidates with assistance from Korn Ferry, a leading, nationally recognized third-party director search firm Process featured consideration of 20+ candidates; 6 candidates reached the interview stage

27 27 Matthew Lustig (2011) • Substantial experience as a strategic and financial advisor and leader in the real estate industry, currently serving as Chairman of Investment Banking, North America at Lazard, where he also serves as Head of Real Estate & Lodging, a position he has held for more than 30 years • Previously served as CEO of real estate investment business of Lazard and its successors, overseeing multiple funds, including Lazard Senior Housing Partners, with over $2.5B of equity capital invested in REITS and real estate operating companies, and as Chairman of Atria Senior Living Group, which was acquired by Ventas in 2011 • 11 Years of Public Board Experience • Current Other Public Co. Directorships: Boston Properties, Inc. (NYSE: BXP) James Shelton (2008) Independent Presiding Director • Experienced healthcare executive with wealth of expertise in hospitals, MOBs and other care settings, as well as a proven leader and public company board director, contributing to his important role as Ventas’s Independent Presiding Director • Delivered TSR far outpacing S&P 500 returns as non-executive Chairman of Omnicare, where he took necessary and decisive steps to optimize performance including management changes, and as CEO & Chairman of the Board of Triad Hospitals • 14 Years of Public Board Experience • Other Public Co. Directorships in Past 5 Years: Envision Healthcare (NYSE: EVHC) Roxanne Martino (2016( • Extensive institutional investment experience as former CEO and Investment Committee Chairperson of Aurora Investment Management, where she managed over $14B in AUM • Currently Managing Partner of OceanM19, a private investment firm • Inducted into the InvestHedge Hall of Fame and recognized as one of “50 Leading Women in Hedge Funds” by the Hedge Fund Journal • Healthcare experience serving as Chairperson of the Board of the Ann & Robert H. Lurie Children’s Hospital, one of the top-ranked pediatric acute care and research hospitals in the U.S. • 6 Years of Public Board Experience Walter Rakowich (2016) • Extensive experience as a seasoned and accomplished REIT executive and finance professional, including as former CEO of Prologis (NYSE: PLD), the leading owner, operator and developer of industrial real estate, where he led a dramatic turnaround of the company and the $17B merger of Prologis with AMB Property Corporation • 17 Years of Public Board Experience • Current Other Public Co. Directorships: Host Hotels & Resorts (NYSE: HST) and Iron Mountain Incorporated (NYSE: IRM) Uniquely Qualified and Diverse Board… Michael Embler (2022) • 20-year career as accomplished institutional investor, including as Former CIO of Franklin Mutual Advisers, where he oversaw over $85B in AUM and 25 investment professionals • More than 20 Years of Public Board Experience • Certification in Environmental Conservation and Sustainability from Earth Institute Center for Environmental Sustainability and in Cybersecurity Oversight from the National Association of Corporate Directors • Current Other Public Co. Directorships: American Airlines (NASDAQ: AAL) and NMI Holdings (NASDAQ: NMIH) • Other Public Co. Directorships in Past 5 Years: Taubman Centers (NYSE: TCO) Robert Reed (2008) • Accomplished hospital system executive and finance professional, including as former SVP and CFO of Sutter Health, a family of not-for-profit hospitals and physicians’ organization and investment banker specializing in healthcare finance for hospital systems at various national financing firms, including Eastdil and Paine Webber • Member of the National Board of Advisors of U.C. Davis Health, a major academic medical center owned and operated by the University of California • 14 Years of Public Board Experience Maurice Smith (2021) • Over 25 years of experience in fiscal, strategic and operations leadership in the health insurance industry, including as the current President and CEO of Health Care Service Corp., fifth largest health insurer in the U.S., with annual revenues in excess of $45B, more than 24,000 employees and covering over 16 million individuals across its Blue Cross and Blue Shield plans in five states, including Illinois and Texas • Recognized as one of Modern Healthcare’s 100 Most Influential People in Healthcare in 2020 and 2021 • 1 Year of Public Board Experience Melody Barnes (2014) • Accomplished governance and public policy expert, currently serving as Executive Director of the University of Virginia’s Karsh Institute of Democracy, W.L. Lyons Brown Family Director for Policy and Public Engagement at Democracy Initiative, J. Wilson Newman Professor of Governance at the Miller Center and Distinguished Fellow at the University of Virginia School of Law • Former Assistant to the President & Director of White House Domestic Policy Council under President Barack Obama, advising the President on and negotiated for the Health Care and Education Reconciliation Act • 7 Years of Public Board Experience • Current Other Public Co. Directorships: Booz Allen Hamilton (NYSE: BAH) Debra Cafaro (CEO: 1999 – Present; Chair: 2003 – Present) • Ventas’s Chair and CEO, where she has led the Company’s transformation into one of the world’s foremost REITS with diversified portfolio of over 1,200 properties and 20%+ annualized TSR since 1999 • Six-time honoree in Harvard Business Review’s CEO 100 and Modern Healthcare’s 100 Most Influential People in Healthcare • 23 years of Public Board Experience • Current Other Public Co. Directorships: PNC Financial Services Group (NYSE: PNC) Sean Nolan (2019) • Nearly 30 years of experience in life sciences industry as a public company executive, operator and serial entrepreneur, including as CEO of AveXis (NYSE: AVXS), which he grew from four employees to a fully integrated global public company with research, clinical, regulatory, manufacturing and commercial that was ultimately sold to Novartis for $8.7B • Currently Executive Chairman of the Board of Jaguar Gene Therapy, LCC and President of Nolan Capital, LLC, a private investment firm • 7 Years of Public Board Experience • Current Other Public Co. Directorships: Taysha Gene Therapies (NASDAQ: TSHA) and Social Capital Suvretta Holdings Corp. II (NASDAQ: DNAB) • Other Public Co. Directorships in Past 5 Years: Neoleukin Therapeutics (NASDAQ: NLTX), Aquinox Pharmaceuticals (NASDAQ: AQXP) Marguerite Nader (2020) • Over 20-year track record as an accomplished REIT executive, currently serving as President and CEO of Equity LifeStyle Properties, Inc., NYSE-listed REIT that owns and operates over 400 high quality resort communities across the U.S. and Canada • Current Chair of Nareit, the leading industry organization for REITs and other publicly traded real estate companies • 9 Years of Public Board Experience • Current Other Public Co. Directorships: Equity LifeStyle Properties (NYSE: ELS) • Other Public Co. Directorships in Past 5 Years: Liberty Property Trust (NYSE: LPT) Legend Audit and Compliance Committee Compensation Committee Executive Committee Investment Committee Nominating and Corporate Governance Committee Chair of Committee (as of 2022 AGM) Reflects the Board’s director nominees with committee assignments expected to take effect following the 2022 Annual Meeting of Shareholders

28 28 … With Right Mix of Expertise and Experience to Drive Ventas Forward Debra Cafaro James Shelton Melody Barnes Michael Embler Matthew Lustig Roxanne Martino Marguerite Nader Sean Nolan Walter Rakowich Robert Reed Maurice Smith Executive Experience (CEO) ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Financial/Accounting Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ REITS/Real Estate ✓ ✓ ✓ ✓ ✓ Healthcare, Senior Housing & Health Systems ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Life Sciences, Research & Innovation ✓ ✓ Investment & Capital Allocation ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Capital Intensive Industry ✓ ✓ ✓ ✓ ✓ ✓ ✓ Public Company Executive Compensation ✓ ✓ ✓ ✓ ✓ ✓ Public Policy & Regulation ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Technology/Cybersecurity ✓ ✓ Education, Communication & Brand ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Sales & Marketing ✓ ✓ ✓ ✓ Strategic Planning ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Investor Experience and Perspective ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Risk Management ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓

29 29 Commitment to High Standards of Corporate Governance Drives Alignment and Accountability Shareholder Accountability • Annually elected directors • Majority voting for uncontested director elections • Shareholders’ right to act by Written Consent • Proxy access Board Independence • All directors except one management director (CEO) are independent • Independent Presiding Director • 100% independent key governance committees Director Commitment • Overboarding policy (no more than two additional public company boards for directors who are executive officers of public companies (including Ventas’s CEO) and four additional public company boards for all other directors) • Audit Committee overboarding policy (no more than two additional public company Audit Committees) Alignment with Shareholder Interests • Annual director equity grants that vest over two years • Board-level oversight of corporate responsibility, ESG and human capital management Robust Shareholder Engagement • Board-led shareholder engagement program, including with top 50 shareholders to engage in dialogue Diversity, Refreshment & Tenure • Four new Board members appointed since 2019 • 45% of Board are women or people of color • Two of the Board’s three core committees will be chaired by women as of the upcoming Annual Meeting • Mandatory retirement age (75) Rigorous Self-Evaluation Process • The Board and each of its committees conduct annual self- evaluations related to their performance to provide feedback and assess Board, committee and director performance

Compensation Aligned with Shareholder Experience

VENTAS®

FY21 NEO Compensation Program Summary

Component	Format		*Percentage of FY21 Total Target Compensation[1]* *CEO/Other NEOs*
Base Salary	Fixed payments, generally targeted to approximate the market median of peer group		8-17%
Annual Cash Incentive	**First Half 2021** 20% Balance Sheet 10% Senior Housing 10% Internal Culture 10% Investment Management	**Second Half 2021** 10% Balance Sheet 10% Senior Housing 10% Internal Culture 10% Dispositions 10% New Senior Closing & Integration	15-25%
	Individual performance weighted 50%		
Long-Term Incentive *CEO/Other NEOs*	Payouts based on 3-year performance against rigorous targets:		
70% / 60% Performance RSUs	**25/29%** TSR Relative to the MSCI U.S. REIT Index **25/29%** TSR Relative to FTSE Nareit Equity Health Care Index **20/17%** Net Debt to EBITDA[2] **10/8%** R&I Pipeline Openings[2] **20/17%** DE&I[2]		58-77%
30% / 40% Restricted Stock Units	Vest over 3 years		

Compensation program motivates value creation

- Pay mix emphasizes pay-for-performance link
- More than 90% of CEO's target pay and 80% of other NEOs' target pay is variable and at risk
- FY21 annual incentive program comprised of two half-year performance periods to support an agile response to the pandemic
- FY22 annual incentive program is shifting to 60% weighting for financial objectives, closer to the 65% in place prior to the pandemic

Program aligns with shareholder experience and is responsive to shareholder feedback

- Three-year realized pay for all NEOs significantly below target
- No payout for the 2019-2021 performance shares, primarily tied to TSR metrics
- Negative discretion applied to reduce FY20 and FY21 annual incentive payouts to align with shareholder experience
- FY22 target compensation reduction for the CEO by 14% and for the CFO and CIO by 8% in response to shareholder feedback

Source: Company filings.
(1) Excludes 2021 one-time equity retention awards made to named executive officers other than our CEO, which are not part of our regular annual compensation program
(2) Our Net Debt to EBITDA Ratio, R&I Pipeline Openings and Diversity, Equity and Inclusion goals are confidential to us and competitively sensitive and therefore are not disclosed

30

Board and Management Have Strong Track Record of Shareholder Engagement and Incorporating Feedback

VENTAS®

2021 SHAREHOLDER ENGAGEMENT



Shareholders Contacted
70%
Outstanding Shares
Shareholders Engaged
23%
Outstanding Shares
Director Participation
100%
Shareholder Meetings

Robust, multi-year board-led shareholder engagement program:

- Compensation Committee Chair leads proactive outreach to **top 50** shareholders, representing **~70% of outstanding shares at least biannually**
- Executive officers, investor relations and other members of senior management also speak with hundreds of investors annually in variety of settings and formats
- Board and management seek to better understand shareholder perspectives and gather feedback, while providing visibility and transparency into business, performance and priorities

RECENT ENHANCEMENTS IMPLEMENTED FOLLOWING SHAREHOLDER FEEDBACK

- **Additional disclosure on earnings measures**, including on normalized FFO and other unique items
- **Tactical IR enhancements** improving earnings communications
- **Reduced FY22 target compensation** for the CEO by 14% and for the CFO and CIO by 8% in response to shareholder feedback
- **Enhanced disclosures in FY22 Proxy Statement** regarding assessment of individual executive performance and process for establishing performance metrics for incentive compensation plans
- **Adopted performance metrics in long-term incentive compensation plan** for several years related to diversity, equity & inclusion, a practice that continues to be rare among the S&P 500

31

32 Building on Our ESG Leadership

33 33 PERFORMANCE PLANET PEOPLE Engaging tenants, residents & operators • ESG due diligence conducted for: - acquisitions and dispositions - developments and major redevelopments - selection of operators and partners • Tenant satisfaction above Kingsley benchmark • Advocating for the health and safety of our Senior Living residents Net zero operational carbon by 2040 • Builds on our validated Science Based Target to reduce 30% Scope 1 & 2 carbon by 2030 • 13.5% decrease in absolute carbon emissions since 2018 • Invested over $60M in energy efficiency upgrades since 2018 at 15% return on investment •#1 listed healthcare REIT by GRESB for 5th consecutive year Commitment to DE&I • DE&I Committee to advance diversity across all aspects of our business, including our talent, our investments and our communities • Exceeded our gender diversity goals - > 25% women in leadership - > 30% women on our Board • Aim to increase the minimum wage for full- time employees to $17/hour by 2024 • Conduct annual employee engagement surveys in addition to regular pulse surveys REIT Industry ESG Leader 10 Years of voluntary ESG frameworks reporting ESG Scorecard Tracks Our Performance Against Sustainability Targets We Set For Ourselves Formerly the Carbon Disclosure Project Bloomberg Corporate Sustainability Assessment Global Reporting Initiative Task Force on Climate- Related Financial Disclosures U.S. Green Building Council Formerly the Global Real Estate Sustainability Benchmark

34 34 Committed to Sustainable Practice Across Every Aspect of Our Business Sustainability Considerations in Our Operations • Building certifications such as LEED and ENERGY STAR • Energy efficient lighting and HVAC equipment • Building electrification • ENERGY STAR appliances • Low-E window glass • White/green roofs • Renewable energy procurement • EV charging stations • Solar panels • Water-efficient plumbing fixtures • Smart irrigation systems Responsible Development Committed to environmentally and socially responsible development in collaboration with our operating partners. 100% Commitment to achieve LEED Silver or better on all new R&I developments 100% Commitment to evaluate LEED feasibility for ALL new developments <10% of NOI from properties in high flood risk areas Responsible Partnerships We conduct a thorough ESG review of our partnerships covering human capital management, labor relations, managing resident satisfaction, IT security and infrastructure, environmental impact, marketing practices and other non-financial factors Supporting Tenants, Residents and Operators Tenant Satisfaction Work with the Kingsley Survey, an independent third-party firm, to conduct annual satisfaction surveys across our Office portfolio. Resident Satisfaction Surveys help us to evaluate senior housing provider strength and performance Substantially all of our senior housing communities conduct regular satisfaction surveys

Reducing Environmental Impact and Ensuring Portfolio is Resilient Against Climate-Related Risks

VENTAS®

COMMITTED TO ACHIEVING NET-ZERO OPERATIONAL CARBON EMISSIONS BY 2040

The pledge exceeds and complements Ventas's validated Science-Based Targets initiative goal to decrease carbon emissions by 30% by 2030

Energy Efficiency

- Committed to develop net-zero carbon-aligned energy efficiency goals by property type by 2025

Electrification

- Capital investment in efficient lighting, HVAC and other technologies

Renewable Energy

- Committed to achieve 60% renewable energy procurement by 2030 and 100% by 2035
- Direct and indirect renewable energy procurement and on-site generation

20% of our portfolio is Green Building certified
(including Energy Star and LEED)

	2020[1]	Changes from 2019
EMISSIONS	361,023 MTCO2e	↓ 4.9%
ENERGY	22 MWh/1,000 SF	↓ 5.7%
WATER	144 cubic meters/1,000 SF	↓ 2.6%
WASTE	48% assets with recycling	↑ 4%

(1) Results shown above reflect year-over-year progress within our environmental control boundary ("in-boundary"), which is ~60% of our total owned portfolio by square feet, excluding developments. Emissions shown above are Scopes 1+2, measured on an absolute basis. Energy and water shown above are for the 2019-2020 in-boundary same-store pool (note that this is not progress against our goal, which is measured for our total in-boundary portfolio). The recycling percent shown above is for our total in-boundary portfolio. Additional details can be found on our website.

35

36 36 Steadfast Commitment to Actively Promoting DE&I GOAL TARGET DATE STATUS 2020 / 2021 PERFORMANCE Maintain 50:50 gender balance between male and female employees across our organization (+/-5%) ONGOING ACHIEVED 2020 & 2021 As of December 31, 2021, 47% of Ventas employees identified as female Maintain or exceed 30% women on our Board of Directors ONGOING ACHIEVED 2020 & 2021 Our Board of Directors is currently 36% female, with four female board members Achieve 25% female representation on our Senior Leadership team by 2023 2023 ON TRACK As of June 30, 2021, 21% of Ventas Senior Leadership identified as female NEW Develop a Diversity, Equity & Inclusion Framework FIRST HALF OF 2021 ACHIEVED We developed a four-pillar framework to drive lasting change throughout our company, our industry, our communities and the country 47% FEMALE 53% MALE ALL EMPLOYEES SENIOR MANAGEMENT as of December 31, 2021 MANAGER AND ABOVE 32% FEMALE 68% MALE 49% FEMALE 51% MALE Established a multi-disciplinary DE&I Committee headed by Chairman & CEO tasked with creating positive change across our company Quantify DE&I activities and initiatives already underway Research DE&I best practices Determine near- and long-term action items Identify performance measures to evaluate effectiveness of programs and initiative

37 37 Consistently Recognized for ESG Leadership

38 Land & Buildings’ Campaign Not in Best Interest of All Shareholders

We Thoroughly Evaluated Mr. Litt and Determined He Did Not Meet the Standards for Board Service

VENTAS®

Relevant Skills	Select Credentials of Ventas Directors	Mr. Litt's Credentials
Institutional Investment Experience	• **Michael Embler:** Oversaw $85B in AUM and 25 investment professionals • **Roxanne Martino:** Managed $14B+ in AUM; inducted into InvestHedge Hall of Fame and recognized as one of "50 Leading Women in Hedge Funds" • **Matthew Lustig:** Oversaw multiple funds, including Lazard Senior Housing Partners, with $2.5B+ of equity capital invested in REITs and real estate operating companies	× Manages a small hedge fund with a five-person team; no clarity into fund's return track record
Public Company Board Service	• Average ~12 years of service on public company Boards	× Currently on zero public company Boards × Served for 1 year at Taubman Centers after second proxy fight; asked by other directors to not stand for re-election × Served for ~2 years at Mack Cali following appointment as part of settlement agreement
Healthcare or Public Policy Experience	• **Melody Barnes:** Accomplished governance and public policy expert; advised President Obama on and negotiated for the Health Care and Education Reconciliation Act • **Michael Embler:** Director at Kindred Healthcare, a healthcare company specializing in long term acute care hospitals, inpatient rehabilitation facilities and behavioral health hospitals • **Denny Shelton:** Experienced healthcare executive and director with wealth of expertise in hospitals, medical office buildings and other care settings • **Maurice Smith:** CEO of 5th largest health insurer in the U.S.; recognized as one of Modern Healthcare's 100 Most Influential People in Healthcare in 2020 and 2021 • **Sean Nolan:** ~30 years of experience in life sciences industry as public company executive, operator and serial entrepreneur; CEO of AveXis when sold for $8.7B • **Robert Reed:** Accomplished hospital system executive and finance professional	× No healthcare industry experience (including senior living) × No public policy experience × Land & Buildings ran a prolonged and unsuccessful campaign at Brookdale Senior Living; won no board seats and incurred meaningful loss on its investment
Operational REIT Experience	• **Maguerite Nader:** 20+-year track record as an accomplished REIT executive; Current Nareit Chair • **Walter Rakowich:** Extensive experience as seasoned and accomplished REIT executive and finance professional; led a dramatic turnaround at Prologis and the $17B merger with AMB	× No operational REIT experience × Limited direct experience in leasing, development, acquisitions, capital markets or other critical aspects of a REIT's operations
ESG Expertise	• Multiple directors with ESG expertise	× None

39

Since Campaign Began In November 2021, L&B Has Offered **No** Substantive Ideas to Drive Value For All Ventas Shareholders

VENTAS®

Nov 2021

Nov. 24

- **L&B counsel** requests copy of director nomination questionnaire with **no engagement during prior months**
- Mr. Litt emails Debra Cafaro requesting meeting
- Ms. Cafaro responds and schedules meeting

Nov. 30

Company provides requested director questionnaire

Late November

L&B moves shares into record position

Dec 2021

Dec 1

Ms. Cafaro and Bob Probst, CFO, hold call with Mr. Litt; Ventas asks for suggestions

- ☒ Mr. Litt did not raise any substantive or strategic recommendations, other than his joining the Board

Dec 10

L&B submits formal nomination notice naming two directors – Mr. Litt and Ms. Applebaum, a retired steel and metals analyst

Dec 15

Ventas offers to enter into confidentiality agreement to engage in potential settlement discussions

- ☒ L&B refused to enter a confidentiality agreement

Jan 2022

Jan 7 & 10

NCG Committee interviews Mr. Litt

- ☒ Mr. Litt was asked to provide references and never did so

Jan 11

Board informs Mr. Litt that neither L&B candidates meet the Ventas Board's standards

Jan 19

Ventas attempts to continue constructive dialogue with Mr. Litt, including settlement proposal:

a) Providing Mr. Litt access to the Company to provide perspectives and views
b) Seeking L&B input on Company's ongoing Board enhancement and succession planning processes
c) Reviewing scope of responsibilities of Board's Investment Committee

- ☒ After learning that Mr. Litt would not be immediately appointed to the Ventas Board, L&B declared an 'impasse' and ceased further engagement

Feb 2022

Nearly one month passed, from late January to late February

- ☒ L&B did not make attempt to engage following Ventas's settlement proposal

Feb 24

Notwithstanding Mr. Litt's silence, Ms. Cafaro once again reaches out to Mr. Litt reiterating willingness to continue discussions

Mar 2022

March 6

L&B leaks info to WSJ about Mr. Litt's efforts to secure a board seat at Ventas. WSJ article published

March 7

- ☒ Coinciding with the beginning of the Citi conference, L&B issues a press release and files a preliminary proxy nominating Mr. Litt; discloses ownership position of ~0.2%
- ☒ L&B withdraws second nominee, Michelle Applebaum from slate

March 14

Ventas files its preliminary proxy

March 29

- Ventas issues a press release, mails letter to shareholders and files its definitive proxy
- L&B files a definitive proxy nominating Mr. Litt and mails letter to Ventas shareholders

40

41 41 Land & Buildings is Not Acting in the Best Interest of Shareholders L&B abruptly changed course with respect to its initial nomination of Michelle Applebaum… Board determined Ms. Applebaum, a retired steel industry sell-side analyst, did not meet Board’s qualifications Ms. Applebaum is a repeat L&B nominee … and L&B has proposed NO new ideas for Ventas, and its criticisms are already being addressed… Investor communications Implemented significant IR and disclosure enhancements following shareholder feedback Additional disclosures underway Capital allocation Long track record of disciplined and successful capital allocation, including $3.7B of strategic investments in 2021 Took senior housing actions, led by Justin Hutchens, including enhancing analytical capabilities, implementing Right Asset, Right Market, Right OperatorTM strategy Senior housing portfolio now positioned to capitalize on post-COVID recovery, including demographic tailwinds and limited supply L&B itself emphasized that Ventas has a “superior, better positioned portfolio” as compared to Welltower and that Ventas is “positioned to benefit from strong demographics”1 which can only be the result of Ventas’s capital allocation decisions Shareholder engagement Ventas attempted to engage constructively with L&B over several months Robust, multi-year engagement program with many shareholders Regular proactive outreach to top 50 shareholders, representing ~70% of outstanding shares (1) Land & Buildings Presentation 4/6/22

42 42 • In 2008, Shelton was elected to the Board of Omnicare, a provider of pharmaceutical services to elder-care facilities • Shelton was tapped as Interim CEO in July 2010; following appointment of a permanent CEO in December 2010, Shelton was appointed non-executive Chairman • In this role, Shelton took necessary steps to optimize performance; oversaw numerous management changes, including two CEO transitions • Served in this role until Omnicare was acquired by CVS Health in 2015 for $12.7bn • Omnicare delivered TSR of 305% during Shelton’s tenure as non-executive Chairman, far outpacing the S&P 500’s 84% Land & Buildings Has Chosen to Target Our Presiding Director Denny Shelton, an Accomplished Healthcare Executive Triad Hospitals – Governance & Value Creation Case Study James D. Shelton – Background & Credentials Omnicare – Governance & Value Creation Case Study • Shelton led Triad Hospitals as Chairman and CEO from its 1999 spin-off from HCA, through its acquisition of Quorum Health Group in 2000 until its 2007 sale • In 2007, Triad received a $4.7bn buyout offer from Goldman Sachs and CCMP; shortly thereafter, Community Health Systems topped the bid, paying $5.1bn in a deal that created the largest publicly traded U.S. hospital system • Triad Hospitals delivered TSR of 321% from its 1999 spin-off through sale, outpacing the S&P 500’s 28% Source: Company materials and FactSet. • Joined the Ventas Board in March 2008 and has served as Presiding Director since May 2016 – Member of the Compensation and Nominating and Corporate Governance Committees – Served as Chair of Nominating and Corporate Governance Committee, driving strong board refreshment, governance practices and ESG leadership, as well as board self-evaluation processes as Presiding Director • In the Ventas boardroom, Shelton brings a wealth of expertise on hospitals, medical office buildings and other care settings, which collectively comprise 41% of our NOI • Best-in-class network of relationships in the highly complex healthcare ecosystem, including with many of Ventas’s tenants • Served as non-executive Chairman (2010-15) and interim CEO (2010-11) at Omnicare, as well as Chairman and CEO of Triad Hospitals (1999-2007) • Previously was President of multiple groups of Columbia/HCA Healthcare (now HCA) and, before that, Executive Vice President of National Medical Enterprises (now Tenet Healthcare)

43 43 Right Plan, Right Team to Drive Shareholder Value Strong, Independent and Uniquely Qualified Board to Oversee Continued Momentum Ventas Has a Track Record of Portfolio Actions and Sustainable Value Creation Elect All 11 of Ventas’s Director Nominees Approve Say-on-Pay Proposal Approve 2022 Incentive Plan Ratify Auditors YOUR VOTE IS IMPORTANT! Vote on the WHITE Proxy Card FOR Ventas’s Proposals 1 2 3 4 Support Ventas’s

44 Appendix

SHOP Quarterly NOI - Trailing 9 Quarter Comparable Pool of 353 assets

VENTAS®

In thousands, except per share amounts; dollars in USD; totals may not add due to rounding

	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
Net income (loss) income attributable to common stockholders	11,443	$ 473,117	$ (157,170)	$ 12,751	$ 110,451	$ (57,209)	$ 86,391	$ 60,680	$ (40,854)
Adjustments:									
Interest and other income	(875)	(4,853)	(1,540)	(572)	(644)	(341)	(585)	(417)	(13,466)
Interest expense	116,707	116,696	123,132	115,505	114,208	110,767	110,051	108,816	110,455
Depreciation and amortization	348,910	248,837	349,594	249,366	261,966	314,148	250,700	313,596	318,959
General, administrative and professional fees	39,621	40,460	28,080	32,081	29,537	40,309	30,588	30,259	28,602
Loss on extinguishment of debt, net	39	-	-	7,386	3,405	27,090	(74)	29,792	2,491
Transaction expenses and deal costs	4,151	8,218	6,586	11,325	3,683	4,617	721	22,662	19,318
Allowance on loans receivable and investments	-	-	29,655	4,999	(10,416)	(8,902)	(59)	(60)	(61)
Other	(6,309)	5,783	5,286	5,681	(16,043)	(9,428)	(13,490)	33,673	26,355
(Income) loss from unconsolidated entities	(167)	10,876	5,850	(865)	(17,705)	250	(4,767)	(2,772)	2,306
Gain on real estate dispositions	(1,389)	(226,225)	(1,254)	(12,622)	(22,117)	(2,533)	(41,258)	(150,292)	(24,705)
Income tax expense (benefit)	694	(149,016)	56,356	(3,195)	(679)	2,153	3,641	3,780	(4,747)
Net income attributable to noncontrolling interests	1,450	1,613	(2,065)	986	1,502	1,811	1,897	2,094	1,749
Reported segment NOI	- 514,275	525,506	442,510	422,826	457,148	422,732	423,756	451,811	426,402
Adjustments:									
Triple-Net reported segment NOI	(184,596)	(188,531)	(170,965)	(150,738)	(162,871)	(155,060)	(154,791)	(178,111)	(150,526)
Office reported segment NOI	(143,664)	(145,336)	(133,887)	(133,325)	(136,827)	(135,236)	(137,320)	(137,622)	(133,704)
Non-segment NOI	(23,308)	(25,000)	(20,907)	(20,094)	(21,020)	(21,615)	(20,506)	(31,698)	(10,239)
Reported Senior Housing Operating Segment NOI	162,707	166,639	116,751	118,669	136,430	110,821	111,139	104,380	131,933
Adjustments:									
Cash NOI not included in comparable pool	(8,147)	(9,590)	(13,345)	(15,557)	(18,233)	(16,159)	(17,607)	(19,128)	(47,896)
NOI impact from change in FX not in comparable pool	1,864	2,480	3,178	2,044	1,231	140	(1,024)	(46)	-
	(6,282)	(7,110)	(10,167)	(13,513)	(17,002)	(16,019)	(18,630)	(19,173)	(47,896)
Senior Housing Operating comparable pool cash NOI - constant currency	**$ 156,425**	**$ 159,529**	**$ 106,584**	**$ 105,156**	**$ 119,428**	**$ 94,802**	**$ 92,509**	**$ 85,207**	**$ 84,037**
	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
USD ($) to CAD (C$)	1.3195	1.3423	1.3859	1.3322	1.3030	1.2660	1.2285	1.2592	1.2604

45

Financial Information: FFO and FAD Reconciliation[1]

VENTAS®

In thousands, except per share amounts; dollars in USD; totals may not add due to rounding

	2016 Q1	2019 Q4	2021 Q4
Net income (loss) attributable to common stockholders	**$ 148,980**	**$ 11,443**	**$ (40,854)**
Net income (loss) attributable to common stockholders per share [2]	***$ 0.44***	***$ 0.03***	***$ (0.10)***
Adjustments:			
Depreciation and amortization on real estate assets	234,726	347,371	317,936
Depreciation on real estate assets related to noncontrolling interests	(2,075)	(3,682)	(4,561)
Depreciation on real estate assets related to unconsolidated entities	1,989	311	4,781
Gain on real estate dispositions	(26,184)	(1,389)	(24,705)
(Loss) gain on real estate dispositions related to noncontrolling interests	-	(11)	77
Gain on real estate dispositions related to unconsolidated entities	(536)	(395)	-
Subtotal: FFO adjustments	207,920	342,205	293,528
Subtotal: FFO adjustments per share	*$ 0.61*	*$ 0.91*	*$ 0.73*
FFO (Nareit) attributable to common stockholders	**$ 356,900**	**$ 353,648**	**$ 252,674**
FFO (Nareit) attributable to common stockholders per share	***$ 1.05***	***$ 0.94***	***$ 0.63***
Adjustments:			
Change in fair value of financial instruments	(79)	(22)	19,975
Non-cash income tax (benefit) expense	(9,157)	1,330	(5,880)
Loss on extinguishment of debt, net	314	39	2,888
Loss on transactions related to unconsolidated entities	-	19	2,511
Transaction expenses, deal costs and re-audit costs	3,254	5,089	22,214
Amortization of other intangibles	438	121	226
Other items related to unconsolidated entities	-	374	348
Non-cash impact of changes to equity plan	-	1,165	(2,288)
Natural disaster (recoveries) expenses, net	-	(10,704)	340
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	-	-	(59)
Subtotal: Normalized FFO adjustments	(5,230)	(2,589)	40,275
Subtotal: Normalized FFO adjustments per share	*$ (0.02)*	*$ (0.01)*	*$ 0.10*
Normalized FFO attributable to common stockholders	**$ 351,670**	**$ 351,059**	**$ 292,949**
Normalized FFO attributable to common stockholders per share	***$ 1.04***	***$ 0.93***	***$ 0.73***
Weighted average diluted shares	339,202	376,453	403,108

Note: Nareit FFO excluding the following income and expense items (which may be recurring in nature): (i) Deal Costs; (ii) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company's debt; (iii) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company's executive equity compensation plan, derivative transactions that have non-cash mark to market impacts on the Company's income statement and non-cash charges related to leases; (iv) the financial impact of contingent consideration, severance-related costs and charitable donations to the Ventas Charitable Foundation; (v) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (vi) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (vii) net expenses or recoveries related to natural disasters; and (viii) any other incremental items set forth in the Normalized FFO reconciliation included herein."

(1) Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company's weighted average diluted share count, if any.

(2) Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

46

47 47 Non-GAAP Financial Measures This presentation includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non- GAAP financial measures to the most directly comparable GAAP measures are included in this presentation. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs. These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. Cautionary Note Regarding Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Important Additional Information Regarding Proxy Solicitation Ventas, Inc. (the “Company”) has filed a definitive proxy statement (the "Proxy Statement”) and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company's 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company's Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Proxy Statement and other relevant documents filed by the Company free of charge from the SEC's website at http://www.sec.gov and at the Company's investor relations website at https://ir.ventasreit.com.